SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 6, 2003

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
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             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                         10005
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(Address of principal executive offices)                              (Zip Code)

                                 (646) 805-5141
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)








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ITEM 2.  ACQUISITION OF ASSETS.
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On January 6, 20032, the Registrant entered into an Agreement of Merger with entered with AgencyFish, Ltd. a United Kingdom corporation, ("AgencyFish") dated January 6, 2003.

AgencyFish's services include: business communications audits, new media development, consultation on business strategy and identity, exhibitions and events, print design and logistics. The Registrant believes that AgencyFish is able to provide clients with comprehensive communication services enabling clients to ensure consistent communication with the public through all channels, ensuring that their brand message is consistent and projecting the client's corporate identity through literature, exhibition graphics, direct-mail means, posters, wired web and other media.

The Registrant believes AgencyFish brings significant benefits to the Registrant, from both a marketing and application development perspective. The Registrant intends to exploit immediate opportunities toward new sales and offerings as AgencyFish works with the Registrant's other subsidiaries. We expect this acquisition to benefit shareholders and be accretive to earnings in 2003. The Registrant believes the acquisition of this company will complement its business of providing computer solutions and consulting. The Registrant intends to continue pursue further acquisitions with the goal of becoming a provider of software solutions and technology consulting.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
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Reference is made to the Registrant's press release dated January 17, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial information required by this Item will be filed by amendment no later than 75 days following the closing date of the Agreements.






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Index to Exhibits
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2        Agreement with AgencyFish, Ltd.

99       Press Release dated January 17, 2003.






















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 MetaSource Group, Inc.


January 28, 2003                        By:      /s/ Courtney Smith
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                                                 Courtney Smith, President




















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